CERTIFICATION PURSUANT TO RULE 30A-2(A) UNDER THE 1940 ACT AND SECTION 906 OF THE SARBANES-OXLEY ACT

I, Donald F. Crumrine, Director, Chairman of the Board and Chief Executive Officer of Flaherty & Crumrine/Claymore Preferred Securities Income Fund Incorporated (the "Registrant"), certify that:

         1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JANUARY 27, 2005          /S/ DONALD F. CRUMRINE
     ----------------------        --------------------------------------------
                                   Donald F. Crumrine, Director, Chairman of the
                                   Board and Chief Executive Officer
                                  (principal executive officer)


I, R. Eric Chadwick, Chief Financial Officer, Treasurer, Vice President and Secretary of Flaherty & Crumrine/Claymore Preferred Securities Income Fund Incorporated (the "Registrant"), certify that:

         1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:    JANUARY 27, 2005          /S/ R. ERIC CHADWICK
     ----------------------        ---------------------------------------------
                                   R.  Eric  Chadwick,  Chief Financial Officer,
                                   Treasurer,  Vice  President and  Secretary
                                   (principal financial officer)